Exhibit 99.9

NGL ENERGY PARTNERS LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Introduction

The following represents the unaudited pro forma condensed consolidated balance sheet of NGL Energy Partners LP (“we”, “us”, “our”, “NGL” or “the Partnership”) as of June 30, 2013 and the unaudited pro forma condensed consolidated statements of operations for the year ended March 31, 2013 and the three months ended June 30, 2013. The accompanying unaudited condensed consolidated financial statements give pro forma effect to a number of transactions, which are summarized below:

•                  On August 1, 2013, we acquired all of the membership interests in seven entities (collectively, the “OWL Entities”) affiliated with Oilfield Water Lines, LP, whereby we acquired water disposal and transportation assets in Texas. We issued 2,463,287 common units, valued at $68.6 million, and paid $167.7 million of cash, net of cash acquired, in exchange for the assets and operations of the OWL Entities. The agreement also contemplates a post-closing payment for certain working capital items. The agreements with the former owners of the OWL Entities include a provision whereby the purchase price may be increased if certain performance targets are achieved. If the acquired assets generate Adjusted EBITDA, as defined in the agreements, in excess of $3.3 million during any one of the six months following the acquisition, the purchase price will be increased by seventy-two times the amount by which this target is exceeded. The maximum potential increase to the purchase price under this provision is $60 million. The acquired entities included the following entities that were formed during 2012 by Oilfield Water Lines, LP: OWL Cotulla SWD, LLC; OWL Nixon SWD, LLC; OWL Operating, LLC; and HR OWL, LLC. The acquired entities also include the following entities that were acquired during 2012 by Oilfield Water Lines, LP: High Roller Wells Pearsall SWD No. 1, Ltd., which was acquired on August 28, 2012 and renamed OWL Pearsall SWD, LLC; High Roller Wells Karnes SWD No. 1, Ltd., which was acquired on December 4, 2012 and renamed OWL Karnes SWD, LLC; and Lotus Oilfield Services, LLC, which was acquired on December 27, 2012.

•                  On July 5, 2013, we completed a public offering of 10,350,000 common units. We received net proceeds of approximately $287.5 million, after underwriting discounts and commissions of $12.0 million and estimated offering costs of $0.7 million. We used the majority of the net proceeds from the offering to reduce the balance on our Revolving Credit Facility.

•                  On December 31, 2012, we entered into a Sale Agreement (the “Sale Agreement”) with Third Coast Towing, LLC (“Third Coast”) and the former owners of Third Coast (the “Selling Members”) pursuant to which we acquired all of the limited liability company membership interests of Third Coast in exchange for $43.0 million in cash. The purchase price may be subject to further adjustment under the terms of the Sale Agreement, including with respect to refinements to the estimated value of the acquired working capital.

•                  On December 31, 2012, we entered into a Call Agreement (the “Third Coast Call Agreement”) with the Selling Members pursuant to which the Selling Members agreed to purchase at least $8.0 million (or at their option, up to $10.0 million) of common units of the Partnership at an agreed value of $23.21 per unit in a private placement. On January 11, 2013, the Selling Members purchased 344,680 common units pursuant to the Third Coast Call Agreement.

•                  On November 2, 2012, we completed an acquisition of Pecos Gathering & Marketing, L.L.C. and its affiliated companies Transwest Leasing, LLC, Blackhawk Gathering, LLC, Midstream Operations, LLC, and Striker Oilfield Services, LLC (collectively, “Pecos”) pursuant to an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Pecos and the owners of Pecos. We acquired all of the limited liability company membership interests of Pecos in exchange for approximately $134.6 million of cash, which included payments made to the selling owners and payments made to retire certain liabilities of Pecos. The purchase price may be subject to further adjustment under the terms of the Equity Purchase Agreement, including with respect to refinements to the estimated value of the acquired working capital.

•                  In connection with the closing of the acquisition of Pecos, we entered into a Call Agreement (the “Pecos Call Agreement”) with the former owners of Pecos (the “Call Parties”) pursuant to which the Call Parties agreed to purchase at least $45.0 million (or at their option, up to $60.0 million) of common units of the Partnership in a private placement following the consummation of the Pecos acquisition. On November 12, 2012, the Call Parties purchased 1,834,414 common units for an aggregate call price of $45.0 million pursuant to the Pecos Call Agreement.

•                  On January 15, 2013, we entered into an amendment to our Credit Agreement to increase the capacity under our revolving credit facility.

•                  On June 19, 2012, we completed a business combination with High Sierra Energy, LP and High Sierra Energy GP, LLC (collectively, “High Sierra”). High Sierra’s businesses include crude oil gathering, transportation and marketing; water treatment, disposal, and transportation; and natural gas liquids transportation and marketing. We paid $91.8 million of cash (net of $5.0 million of cash acquired) and issued 18,018,468 common units to acquire High Sierra Energy, LP. We also paid $97.4 million of cash to retire long-term debt of High Sierra Energy, LP and to settle certain other of High Sierra Energy, LP’s obligations. Our general partner acquired High Sierra Energy GP, LLC by paying $50.0 million of cash and issuing equity. Our general partner then contributed its ownership interests in High Sierra Energy GP, LLC to us, in return for which we paid our general partner $50.0 million of cash and issued 2,685,042 common units to our general partner.

•                  On June 19, 2012, we entered into a new revolving credit agreement (the “Credit Agreement”) with a syndicate of banks. Also on June 19, 2012, we entered into a Note Purchase Agreement whereby we issued $250 million of notes payable in a private placement (the “Senior Notes”). We used the proceeds from the issuance of the Senior Notes and borrowings under the Credit Agreement to repay existing debt and to fund the acquisition of High Sierra.

The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 gives pro forma effect to the following, as if such transactions (in each case, as described in more detail above) had occurred on June 30, 2013:

•                  Our business combination with the OWL Entities; and

•                  The sale of common units in a public offering in July 2013.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2013 gives pro forma effect to the following, as if such transactions had occurred on April 1, 2012:

•                  Our business combination with the OWL Entities;

•                  The sale of common units in a public offering in July 2013;

•                  Our business combination with Third Coast;

•                  The sale of common units pursuant to the Third Coast Call Agreement;

•                  Our business combination with Pecos;

•                  The sale of common units pursuant to the Pecos Call Agreement;

•                  Our entry into an amendment to our Credit Agreement in January 2013;

•                  Our business combination with High Sierra;

•                  Our entry into the Credit Agreement in June 2012; and

•                  Our issuance of Senior Notes in June 2012.

The accompanying unaudited pro forma condensed consolidated statement of operations for the three months ended June 30, 2013 gives pro forma effect to the following, as if such transactions (in each case, as described in more detail above) had occurred on April 1, 2012:

•                  Our business combination with the OWL Entities; and

•                  The sale of common units in a public offering in July 2013.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should be read in conjunction with the following:

•                  The audited historical financial statements of NGL Energy Partners LP included in our Annual Report on Form 10-K for the year ended March 31, 2013;

•                  The unaudited historical financial statements of NGL Energy Partners LP included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2013;

•                  The audited and unaudited consolidated financial statements of Oilfield Water Lines, LP (“OWL LP”) included in this Current Report on Form 8-K/A;

•                  The audited and unaudited financial statements of High Roller Wells Pearsall SWD No. 1, Ltd. (“Pearsall”) included in this Current Report on Form 8-K/A;

•                  The audited and unaudited financial statements of High Roller Wells Karnes SWD No. 1, Ltd. (“Karnes”) included in this Current Report on Form 8-K/A;

•                  The audited and unaudited financial statements of Lotus Oilfield Services, LLC (“Lotus”) included in this Current Report on Form 8-K/A;

•                  The audited and unaudited historical financial statements of Third Coast Towing, LLC included in our Current Report on Form 8-K/A filed on March 13, 2013;

•                  The audited and unaudited historical financial statements of Pecos Gathering and Marketing, LLC, Transwest Leasing, LLC, Blackhawk Gathering, LLC, Midstream Operations, LLC, Toro Operating Company, Inc., and Striker Oilfield Services, LLC included in our current report on Form 8-K/A filed on January 18, 2013; and

•                  The audited and unaudited historical financial statements of High Sierra Energy GP, LLC included in our Current Report on Form 8-K/A filed on September 4, 2012.

The following unaudited pro forma condensed consolidated financial statements are based on certain assumptions and do not purport to be indicative of the results that actually would have been achieved if the events described above had occurred on the dates indicated. Moreover, they do not project NGL’s results of operations for any future date or period.

The accompanying unaudited pro forma condensed consolidated statements of operations reflect depreciation and amortization estimates which are preliminary, as our identification of the assets and liabilities acquired, and the fair value determinations thereof, for the business combinations with the OWL Entities, Pecos, and Third Coast have not been completed. The fair value estimates reflected in the accompanying unaudited pro forma condensed consolidated statements of operations are based on the best estimates available at this time. There is no guarantee that the preliminary fair value estimates, and consequently the unaudited pro forma condensed consolidated statements of operations, will not change. To the extent that the final acquisition accounting results in an increased allocation of goodwill recorded, this amount would not be subject to amortization, but would be subject to annual impairment testing. To the extent the final acquisition accounting results in an increase to the preliminary computation of depreciable property, plant and equipment or amortizable intangible assets done for the purpose of preparing these unaudited pro forma statements of operations, the amount would be subject to depreciation or amortization, which would result in a decrease to the estimated pro forma income reflected in the accompanying unaudited pro forma condensed consolidated statements of operations. We expect to complete the final acquisition accounting for the Pecos combination prior to filing our Form 10-Q for the quarter ended September 30, 2013. We expect to complete the final acquisition accounting for the Third Coast combination prior to filing our Form 10-Q for the quarter ended December 31, 2013. We expect to complete the final acquisition accounting for the combination with the OWL Entities prior to filing our Form 10-Q for the quarter ended June 30, 2014.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2013

(U.S. Dollars in Thousands)

	Historical
	NGL	OWL					NGL Pro Forma
	As Of	As Of	Pro Forma Adjustments				As Of
	June 30,	June 30,	OWL	Note	Equity	Note	June 30,
	2013	2013	Entities	2	Offering	2	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,603	$1,144	$(1,072)	(a)	$—		$4,675
Accounts receivable	545,317	7,144	1,406	(a)	—		553,867
Accounts receivable - affiliates	14,479	—	—		—		14,479
Inventories	208,329	—	154	(a)	—		208,483
Prepaid expenses and other current assets	39,805	1,293	(1,257)	(a)	—		39,841
Total current assets	812,533	9,581	(769)		—		821,345

PROPERTY, PLANT AND EQUIPMENT, net	536,451	32,816	2,184	(a)	—		571,451
GOODWILL	563,186	18,681	120,548	(a)	—		702,415
INTANGIBLE ASSETS, net	434,861	—	62,000	(a)	—		496,861
OTHER NONCURRENT ASSETS	6,270	665	(319)	(a)	—		6,616
Total assets	$2,353,301	$61,743	$183,644		$—		$2,598,688

LIABILITIES AND PARTNERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$571,286	$4,286	$1,764	(a)	$—		$577,336
Accrued expenses and other payables	96,458	2,190	846	(a)	—		99,494
Advance payments received from customers	35,252	—	—		—		35,252
Accounts payable - affiliates	10,504	—	—		—		10,504
Current maturities of long-term debt	8,720	2,927	(2,927)	(a)	—		8,720
Total current liabilities	722,220	9,403	(317)		—		731,306

LONG-TERM DEBT, net of current maturities	781,816	1,903	165,748	(a)	(287,794)	(c)	661,673
OTHER NONCURRENT LIABILITIES	3,539	—	—		—		3,539

PARTNERS’ EQUITY
General Partner	(49,999)	—	72	(a)	300	(c)	(49,627)
Limited Partners
Common units	881,611	—	68,578	(a)	287,494	(c)	1,237,683
Subordinated units	7,615	—	—		—		7,615
Accumulated other comprehensive income	(1)	—	—		—		(1)
Noncontrolling interests	6,500	—	—		—		6,500
Total partners’ equity	845,726	—	68,650		287,794		1,202,170
Equity of combined businesses	—	50,437	(50,437)	(b)	—		—
Total liabilities and partners’ equity	$2,353,301	$61,743	$183,644		$—		$2,598,688

See accompanying notes.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Year Ended March 31, 2013

(U.S. Dollars in Thousands, Except Unit and Per Unit Amounts)

(Page 1 of 3)

		High
	Historical	Sierra	Pecos
	NGL	Two Months	Six Months	Pro Forma Adjustments
	Year ended	Ended	Ended	High	Note		Note
	March 31, 2013	May 31, 2012	Sept. 30, 2012	Sierra	2	Pecos	2	To Page 2
REVENUES:
Crude oil logistics	$2,316,288	$419,703	$455,485	$(7,934)	(d)	$(284)	(i)	$3,183,258
Water services	62,227	15,038	—	(3,849)	(d)	—		73,416
Natural gas liquids logistics	1,604,746	114,837	—	9,600	(d)	—		1,729,183
Retail propane	430,273	—	—	—		—		430,273
Other	4,233	805	—	—		—		5,038
	4,417,767	550,383	455,485	(2,183)		(284)		5,421,168

COST OF SALES:
Crude oil logistics	2,244,647	403,755	421,930	(7,934)	(d)	(284)	(i)	3,062,114
Water services	5,611	1,149	—	(3,849)	(d)	—		2,911
Natural gas liquids logistics	1,530,459	123,712	—	9,600	(d)	—		1,663,771
Retail propane	258,393	—	—	—		—		258,393
	4,039,110	528,616	421,930	(2,183)		(284)		4,987,189

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	222,497	16,913	16,497	(4,738)	(e)	(576)	(j)	250,593
Depreciation and amortization	68,853	3,835	2,345	5,506	(f)	1,468	(k)	82,007

Operating Income (Loss)	87,307	1,019	14,713	(768)		(892)		101,379

OTHER INCOME (EXPENSE):
Interest expense	(32,994)	(2,178)	(615)	(712)	(g)	(1,204)	(l)	(37,703)
Loss on early extinguishment of debt	(5,769)	—	—	—		—		(5,769)
Other, net	1,521	150	9	—		—		1,680

Income (Loss) Before Income Taxes	50,065	(1,009)	14,107	(1,480)		(2,096)		59,587

INCOME TAX (PROVISION) BENEFIT	(1,875)	(829)	—	—		—		(2,704)

Income (loss) from continuing operations	48,190	(1,838)	14,107	(1,480)		(2,096)		56,883

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	(2,917)			3	(h)	(12)	(m)	(2,926)

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(250)	(34)	—	—		—		(284)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$45,023	$(1,872)	$14,107	$(1,477)		$(2,108)		$53,673

Basic and diluted earnings per unit from continuing operations (Note 3) -
Common	$0.96
Subordinated	$0.93

Weighted average units outstanding -
Common	41,353,574
Subordinated	5,919,346

See accompanying notes and continuation on Page 2 of 3.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Year Ended March 31, 2013

(U.S. Dollars in Thousands, Except Unit and Per Unit Amounts)

(Page 2 of 3)

		Third
		Coast
		Nine Months	Pro Forma Adjustments
		Ended	Third	Note	Equity	Note
	From Page 1	Dec. 31, 2012	Coast	2	Offering	2	To Page 3
REVENUES:
Crude oil logistics	$3,183,258	$9,281	$—		$—		$3,192,539
Water services	73,416	—	—		—		73,416
Natural gas liquids logistics	1,729,183	—	—		—		1,729,183
Retail propane	430,273	—	—		—		430,273
Other	5,038	—	—		—		5,038
	5,421,168	9,281	—		—	—	5,430,449

COST OF SALES:
Crude oil logistics	3,062,114	—	—		—		3,062,114
Water services	2,911	—	—		—		2,911
Natural gas liquids logistics	1,663,771	—	—		—		1,663,771
Retail propane	258,393	—	—		—		258,393
	4,987,189	—	—		—	—	4,987,189

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	250,593	7,940	(257)	(n)	—		258,276
Depreciation and amortization	82,007	731	568	(o)	—		83,306

Operating Income (Loss)	101,379	610	(311)		—		101,678

OTHER INCOME (EXPENSE):
Interest expense	(37,703)	(115)	(417)	(p)	9,036	(q)	(29,199)
Loss on early extinguishment of debt	(5,769)	—	—		—		(5,769)
Other, net	1,680	—	—		—		1,680

Income (Loss) Before Income Taxes	59,587	495	(728)		9,036		68,390

INCOME TAX (PROVISION) BENEFIT	(2,704)	—	—		—		(2,704)

Income (loss) from continuing operations	56,883	495	(728)		9,036		65,686

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	(2,926)				(10)	(r)	(2,936)

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(284)	—	—		—		(284)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$53,673	$495	$(728)		$9,026		$62,466

See accompanying notes and continuation on Page 3 of 3.

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Year Ended March 31, 2013

(U.S. Dollars in Thousands, Except Unit and Per Unit Amounts)

(Page 3 of 3)

		Historical for the Year Ended December 31, 2012				Pro Forma Adjustments
						OWL	Note	NGL
	From Page 2	OWL LP	Pearsall	Karnes	Lotus	Entities	2	Pro Forma
REVENUES:
Crude oil logistics	$3,192,539	$—	$—	$—	$—	—		$3,192,539
Water services	73,416	5,677	9,001	4,659	8,402	—		101,155
Natural gas liquids logistics	1,729,183	—	—	—	—	—		1,729,183
Retail propane	430,273	—	—	—	—	—		430,273
Other	5,038	—	—	—	—	—		5,038
	5,430,449	5,677	9,001	4,659	8,402	—		5,458,188

COST OF SALES:
Crude oil logistics	3,062,114	—	—	—	—	—		3,062,114
Water services	2,911	—	—	—	—	—		2,911
Natural gas liquids logistics	1,663,771	—	—	—	—	—		1,663,771
Retail propane	258,393	—	—	—	—	—		258,393
	4,987,189	—	—	—	—	—		4,987,189

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	258,276	2,374	4,137	2,545	7,168	—		274,500
Depreciation and amortization	83,306	269	243	301	409	8,345	(s)	92,873

Operating Income (Loss)	101,678	3,034	4,621	1,813	825	(8,345)		103,626

OTHER INCOME (EXPENSE):
Interest expense	(29,199)	(4,926)	(12)	(18)	(132)	(5,027)	(t)	(39,314)
Loss on early extinguishment of debt	(5,769)	—	—	—	—	—		(5,769)
Other, net	1,680	—	—	—	14	—		1,694

Income (Loss) Before Income Taxes	68,390	(1,892)	4,609	1,795	707	(13,372)		60,237

INCOME TAX (PROVISION) BENEFIT	(2,704)	(35)	(68)	(27)	(36)	—		(2,870)

Income (loss) from continuing operations	65,686	(1,927)	4,541	1,768	671	(13,372)		57,367

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	(2,936)					11	(u)	(2,925)

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(284)	(936)	—	—	—	936		(284)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$62,466	$(2,863)	$4,541	$1,768	$671	$(12,425)		$54,158

Pro forma basic and diluted earnings per unit from continuing operations (Note 3) -
Common								$0.81
Subordinated								$0.81

Weighted average units outstanding -
Common								60,974,503
Subordinated								5,919,346

NGL ENERGY PARTNERS LP

Unaudited Pro Forma Condensed Consolidated

Statement of Operations

For the Three Months Ended June 30, 2013

(U.S. Dollars in Thousands, Except Unit and Per Unit Amounts)

							NGL
	NGL	OWL LP					Pro Forma
	Three Months	Three Months	Pro Forma Adjustments				Three Months
	Ended	Ended	Equity	Note		Note	Ended
	June 30, 2013	June 30, 2013	Offering	2	OWL LP	2	June 30, 2013
REVENUES:
Crude oil logistics	$930,794	$—	$—		$—		$930,794
Water services	20,513	12,042	—		—		32,555
Natural gas liquids logistics	360,959	—	—		—		360,959
Retail propane	72,217	—	—		—		72,217
Other	1,474	—	—		—		1,474
	1,385,957	12,042	—		—		1,397,999

COST OF SALES:
Crude oil logistics	909,219	—	—		—		909,219
Water services	583	—	—		—		583
Natural gas liquids logistics	350,251	—	—		—		350,251
Retail propane	43,023	—	—		—		43,023
	1,303,076	—	—		—		1,303,076

OPERATING COSTS AND EXPENSES:
Operating and general and administrative	67,499	8,082	—		—		75,581
Depreciation and amortization	22,724	696	—		1,696	(y)	25,116

Operating Income (Loss)	(7,342)	3,264	—		(1,696)		(5,774)

OTHER INCOME (EXPENSE):
Interest expense	(10,622)	(62)	2,302	(w)	(1,279)	(z)	(9,661)
Other, net	50	—	—		—		50

Income (Loss) Before Income Taxes	(17,914)	3,202	2,302		(2,975)		(15,385)

INCOME TAX (PROVISION) BENEFIT	406	(74)	—		—		332

Income (loss) from continuing operations	(17,508)	3,128	2,302		(2,975)		(15,053)

LOSS (INCOME) FROM CONTINUING OPERATIONS ALLOCATED TO GENERAL PARTNER	(1,688)		(2)	(x)	—		(1,690)

LOSS (INCOME) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(125)	(1,033)	—		1,033	(A)	(125)

INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO PARENT EQUITY ALLOCATED TO LIMITED PARTNERS	$(19,321)	$2,095	$2,300		$(1,942)		$(16,868)

Basic and diluted earnings per unit from continuing operations (Note 3) -
Common	$(0.35)						$(0.25)
Subordinated	$(0.46)						$(0.25)

Weighted average units outstanding -
Common	47,703,313						60,974,503
Subordinated	5,919,346						5,919,346

See accompanying notes.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 — Basis of Presentation

See “— Introduction” for more information regarding the basis of presentation for our unaudited pro forma condensed consolidated financial statements.

The results of operations of OWL LP for the three months ended June 30, 2013 were compiled by reducing the results for the six months ended June 30, 2013 by the results for the three months ended March 31, 2013. The results of operations for the three months ended March 31, 2013 are not separately included herein.

Note 2 — Pro Forma Adjustments

Our unaudited pro forma condensed consolidated financial statements reflect the impact of the following pro forma adjustments:

Balance Sheet as of June 30, 2013

The historical condensed consolidated balance sheet of NGL as of June 30, 2013 includes the consolidation of High Sierra, Pecos, and Third Coast and reflects the impact of the June 2012 credit facility refinancing and the June 2012 issuance of Senior Notes.

OWL Combination Transaction Adjustments

(a)                                 Represents the consideration paid in the combination and the resulting net adjustment to the historical net assets at June 30, 2013 to reflect the preliminary acquisition accounting based on the following estimate of the fair values of the assets acquired and liabilities assumed at August 1, 2013 (in thousands):

Accounts receivable	$8,550
Inventory	154
Other current assets	36
Property, plant and equipment:
Water treatment facilities (30 years)	23,000
Vehicles (5 years)	9,000
Land	1,000
Other (10 years)	2,000
Amortizable intangible assets:
Customer relationships (10 years)	60,000
Noncompete agreements (2.5 years)	2,000
Goodwill	139,229
Other noncurrent assets	346
Accounts payable	(6,050)
Accrued expenses	(3,036)
Total consideration paid	$236,229

The consideration paid consists of the following (in thousands):

Cash paid, net of cash acquired	$167,651
Value of common units issued	68,578
Total consideration paid	$236,229

The pro forma adjustment includes the issuance of common units pursuant to the LLC Interest Transfer Agreements and also includes borrowings of $167.7 million on our credit facility to fund the acquisition. The pro forma adjustment includes a contribution of $72,000 from our general partner to maintain its 0.1% interest in the Partnership.

The LLC Transfer Agreements contain an “earn-out” provision, whereby the sellers of the OWL Entities are entitled to additional consideration if the financial performance of the businesses exceeds a target that is

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - Continued

specified in the LLC Transfer Agreements during any one of the six months following the date of acquisition.

(b)                                 Reflects the elimination of the historical net equity of OWL LP as of June 30, 2013.

Equity Offering Transaction Adjustments

(c)                                  Reflects the receipt of proceeds in July 2013 from an underwritten offering of 10,350,000 common units and the use of the proceeds from the offering to repay long-term debt.

Statement of Operations for the Year Ended March 31, 2013

High Sierra Combination Transaction Adjustments

(d)                                 Reflects a reclassification of gains/losses on commodity derivatives recorded by High Sierra from revenues to cost of sales, to be consistent with NGL’s classification of these gains/losses.

(e)                                  Reflects the elimination of expenses incurred directly by us and by High Sierra in connection with our merger with High Sierra.

(f)                                   Reflects an increase in historical depreciation and amortization expense of the High Sierra long-lived assets based on the fair value of the assets acquired in the business combination.

(g)                                  Reflects the addition of pro forma interest expense on Senior Notes issued to finance the $244.2 million of merger consideration that was paid in cash (exclusive of cash acquired), at a rate of 6.65%, net of the elimination of the historical interest expense of High Sierra (exclusive of letter of credit fees). A change in the interest rate of 0.125% would result in a change of approximately $305,000 in pro forma interest expense.

(h)                                 Represents the general partner’s 0.1% share of the High Sierra loss after the effect of the pro forma adjustments.

Pecos Combination Transaction Adjustments

(i)                                     Reflects a reclassification of losses on commodity derivatives recorded by Pecos from revenues to cost of sales, to be consistent with NGL’s classification of derivative gains/losses.

(j)                                    Reflects the elimination of expenses incurred by us in connection with our acquisition of Pecos.

(k)                                 Reflects the increase in depreciation and amortization expense of the Pecos long-lived assets based on the estimated fair value of the assets acquired in the business combination. The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives if the depreciable and amortizable long-lived assets is 26%. An increase in the current estimated fair value of the depreciable and amortizable long-lived assets of $1 million would result in an increase of approximately $256,000 to pro forma depreciation and amortization expense for the year ended March 31, 2013. The estimated fair value of depreciable property, plant and equipment and amortizable intangible assets acquired in the transaction is summarized below (in thousands):

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - Continued

Property, plant and equipment:
Vehicles and related equipment (5-10 years)	$19,193
Other	2,562

Amortizable intangible assets:
Customer relationships (5 years)	8,000

(l)                                     Represents the additional interest expense resulting from the advances of $89.6 million from our acquisition facility to finance the Pecos combination at the interest rate in effect on LIBOR option borrowings at September 30, 2012 of 3.22%. A change in the interest rate of 0.125% would result in a change of approximately $112,000 in pro forma interest expense for the year ended March 31, 2013.

(m)                             Represents the general partner’s 0.1% share of the income of Pecos after the effect of the pro forma adjustments.

Third Coast Combination Transaction Adjustments

(n)                                 Reflects the elimination of expenses incurred by us in connection with our acquisition of Third Coast.

(o)                                 Reflects an increase in historical depreciation and amortization expense of the Third Coast long-lived assets based on the estimated fair value of the assets acquired in the business combination. The pro forma average annual depreciation and amortization rate based on the estimated fair value and useful lives of the depreciable and amortizable long-lived assets is 10%. An increase in the current estimated fair value of the depreciable and amortizable long-lived assets of $1 million would result in an increase of approximately $102,000 to pro forma depreciation and amortization expense for the year ended March 31, 2013. The estimated fair value of depreciable property, plant and equipment and amortizable intangible assets acquired in the transaction is summarized below (in thousands):

Property, plant and equipment:
Barges and tow boats (20 years)	$12,883
Other (3-5 years)	30
Amortizable intangible assets:
Customer relationships (5 years)	4,000

(p)                                 Represents the additional interest expense resulting from advances of $35.0 million from our acquisition facility to finance the Third Coast combination at the interest rate in effect on LIBOR option borrowings at September 30, 2012 of 3.22%. A change in the interest rate of 0.125% would result in a change of approximately $44,000 in pro forma interest expense for the year ended March 31, 2013.

Equity Offering Transaction Adjustments

(q)                                 Represents a pro forma reduction to interest expense related to the repayment of debt upon completion of the July 2013 equity offering at the interest rate in effect on LIBOR rate borrowings at June 30, 2013 of 3.2%. A change in the interest rate of 0.125% would result in a change of approximately $353,000 to pro forma interest expense.

(r)                                    Reflects the general partner’s interest in the pro forma reduction to interest expense related to the repayment of debt upon completion of the July 2013 equity offering.

OWL Entities Combination Transaction Adjustments

(s)                                   Reflects an increase in the historical depreciation and amortization expense of the OWL Entities’ long-lived assets based on the estimated fair value of the assets acquired in the business combination. The pro forma average depreciation and amortization rate based on the estimated fair value and useful lives of the depreciable and amortizable long-lived assets is 10%. An increase in the current estimated fair value of the depreciable and amortizable long-lived assets of $1 million would result in an increase of approximately

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - Continued

$100,000 to pro forma depreciation and amortization expense for the year ended March 31, 2013. The estimated fair value of the depreciable property, plant and equipment and amortizable intangible assets acquired in the business combination is summarized below (in thousands):

Property, plant and equipment:
Water treatment facilities (30 years)	$23,000
Vehicles (5 years)	9,000
Other (10 years)	2,000
Intangible assets:
Customer relationships (10 years)	60,000
Noncompete agreements (2.5 years)	2,000

(t)                                    Represents the additional interest expense resulting from advances of $167.7 million from our revolving credit facility to finance the OWL Entities combination at the interest rate in effect on LIBOR option borrowings of 3.2% at June 30, 2013. A change in the interest rate of 0.125% would result in a change of approximately $209,000 in pro forma interest expense for the year ended March 31, 2013.

(u)                                 Represents the general partner’s 0.1% share of the loss of the OWL Entities after the effect of pro forma adjustments.

(v)                                 Represents the elimination of the noncontrolling interest recorded by OWL LP, due to the fact that we acquired all of the ownership interests in the OWL Entities.

Statement of Operations for the Three Months Ended June 30, 2013

Equity Offering Transaction Adjustments

(w)                               Represents a pro forma reduction to interest expense related to the repayment of long-term debt upon completion of the equity offering at the interest rate in effect on LIBOR rate borrowings at June 30, 2013 of 3.2%. A change in the interest rate of 0.125% would result in a change of approximately $90,000 to pro forma interest expense.

(x)                                 Reflects the general partner’s interest in the pro forma reduction to interest expense related to the repayment of debt upon completion of the equity offering.

OWL Entities Combination Transaction Adjustments

(y)                                 Reflects an increase in the historical depreciation and amortization expense of the OWL Entities’ long-lived assets based on the estimated fair value of the assets acquired in the business combination. The pro forma average depreciation and amortization rate based on the estimated fair value and useful lives of the depreciable and amortizable long-lived assets is 10%. An increase in the current estimated fair value of the depreciable and amortizable long-lived assets of $1 million would result in an increase of approximately $25,000 to pro forma depreciation and amortization expense for the three months ended June 30, 2013. The estimated fair value of the depreciable property, plant and equipment and amortizable intangible assets acquired in the business combination is summarized below (in thousands):

Property, plant and equipment:
Water treatment facilities (30 years)	$23,000
Vehicles (5 years)	9,000
Other (10 years)	2,000
Intangible assets:
Customer relationships (10 years)	60,000
Noncompete agreements (2.5 years)	2,000

(z)                                  Represents the additional interest expense resulting from advances of $167.7 million from our revolving credit facility to finance the OWL Entities combination at the interest rate in effect on LIBOR option borrowings of 3.2% at June 30, 2013. A change in the interest rate of 0.125% would result in a change of approximately $52,000 in pro forma interest expense for the three months ended June 30, 2013.

(A)                               Represents the elimination of the noncontrolling interest recorded by OWL LP, due to the fact that we acquired all of the ownership interests in the OWL Entities.

Note 3 — Pro Forma Earnings per Unit from Continuing Operations

Our income for financial statement presentation and partners’ capital purposes is allocated to our general partner and limited partners in accordance with their respective ownership interests, and in accordance with our partnership agreement after giving effect to priority income allocations for incentive distributions, if any, to our general partner, the holders of the incentive distribution rights pursuant to our partnership agreement, which are declared and paid following the close of each quarter. These incentive distributions result in less income allocable to the common and subordinated unitholders.

For purposes of computing pro forma basic and diluted income per common and subordinated unit, we have assumed that no restrictions on distributions apply during the periods presented. Any earnings in excess of distributions are allocated to our general partner and limited partners based on their respective ownership interests.

                                                The pro forma earnings per unit have been computed based on earnings or losses allocated to the limited partners after deducting the total earnings allocated to the general partner. The pro forma weighted-average units outstanding in the table below represent the number of units outstanding immediately following the business combination with the OWL Entities, which includes units issued in the business combinations and the July 2013 equity offering described in the introduction to these unaudited condensed consolidated pro forma financial statements, and also includes 750,000 common units issued in a business combination in May 2012, 100,676 common units issued in a business combination in July 2012, 516,978 units issued in a business combination during October 2012, 175,211 units issued in a business combination in July 2013, and restricted units issued pursuant to incentive compensation programs that have vested. For the pro forma earnings per unit computation, we have assumed that all units outstanding immediately following the combination with the OWL Entities were outstanding during the entire year ended March 31, 2013 and the three months ended June 30, 2013. The pro forma basic and diluted earnings per unit are equal, as there were no dilutive units during the year ended March 31, 2013 or the three months ended June 30, 2013.

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - Continued

Earnings per unit are computed as follows (dollars in thousands, except unit and per unit information):

	Year Ended		Three Months Ended
	March 31, 2013		June 30, 2013
		Pro		Pro
	Historical	Forma	Historical	Forma

Income (loss) from continuing operations attributable to parent equity	$47,940	$57,083	$(17,633)	$(15,178)

General partner share of income from continuing operations	(2,917)	(2,925)	(1,688)	(1,690)

Income (loss) from continuing operations allocated to limited partners —	$45,023	$54,158	$(19,321)	$(16,868)
Common unitholders	$39,517	$49,366	$(16,609)	$(15,375)
Subordinated unitholders	$5,506	$4,792	$(2,712)	$(1,493)

Basic and diluted earnings (loss) per unit from continuing operations —
Common unitholders	$0.96	$0.81	$(0.35)	$(0.25)
Subordinated unitholders	$0.93	$0.81	$(0.46)	$(0.25)

Weighted average units outstanding —
Common	41,353,574	60,974,503	47,703,313	60,974,503
Subordinated	5,919,346	5,919,346	5,919,346	5,919,346

Note 4 — Long-Term Debt

Our historical and pro forma long-term debt as of June 30, 2013 is as follows (in thousands):

	Historical	Pro Forma
Working capital facility	$76,000	$76,000
Expansion capital facility	444,500	324,357
Senior Notes	250,000	250,000
Other	20,036	20,036
	$790,536	$670,393

Less - Current maturities	8,720	8,720
Long-term debt	$781,816	$661,673

Note 5 — Partners’ Equity

Outstanding general and limited partner units on a historical and pro forma basis at June 30, 2013 are as follows:

	Historical	Pro Forma
General partner notional units	53,676	66,961
Limited partner -
Common units	47,703,313	60,974,503
Subordinated units	5,919,346	5,919,346

NGL ENERGY PARTNERS LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements - Continued

Note 6 — Interest Expense

Interest expense of OWL LP in the unaudited pro forma condensed consolidated statement of operations for the year ended March 31, 2013 includes $4.8 million of expense related to the retirement of a liability associated with a business combination. This non-recurring expense is not excluded from pro forma income as it does not result directly from our combination with OWL.

Note 7 — Other Events

On September 25, 2013 we sold 4,100,000 common units in a public offering. We used the net proceeds of approximately $127.6 million from this offering to reduce borrowings on our revolving credit facility. These unaudited condensed consolidated pro forma financial statements do not give pro forma effect to these transactions, since they occurred subsequent to our acquisition of the OWL Entities.

On October 16, 2013 we issued $450.0 million of senior notes. We used the net proceeds of approximately $439.4 million to reduce borrowings on our revolving credit facility. These unaudited condensed consolidated pro forma financial statements do not give pro forma effect to these transactions, since they occurred subsequent to our acquisition of the OWL Entities.